                                                                    Exhibit 1

                                AMALGAMATION AGREEMENT

     THIS AGREEMENT made the 21st day of January, 1998

B E T W E E N:

                    SECURE COMPUTING CANADA LTD., a
                    corporation amalgamated under the laws of the Province of Ontario

                    (hereinafter called "Secure Canada")

                    - and -

                    1158585 ONTARIO INC., a corporation incorporated under the laws of the Province of Ontario

                    (hereinafter called "1158585")


     WHEREAS the authorized capital of Secure Canada is an unlimited number of Class A voting shares and an unlimited number of Exchangeable Non-Voting Shares of which 100 of the Class A voting shares and, as of January 5, 1998, 2,251,697 of the Exchangeable Non-Voting Shares are issued and outstanding as fully paid and non-assessable;

     AND WHEREAS the authorized capital of 1158585 is an unlimited number of Class A shares and an unlimited number of common shares of which 2,274,309 of the Class A shares and 200,000 of the said common shares are issued and outstanding as fully paid and non-assessable.

     AND WHEREAS 1,296,000 Exchangeable Non-Voting Shares of Secure Canada are held by 1158585;

     AND WHEREAS Secure Canada and 1158585 acting under the authority contained in the Business Corporations Act (the "Act") propose to amalgamate upon the terms and conditions hereafter set out;

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                                                        AMALGAMATION AGREEMENT
                                                                   PAGE 2 OF 8

     AND WHEREAS each party hereto has made full and complete disclosure to the other party hereto of its assets and liabilities;

     NOW THEREFORE THIS AGREEMENT WITNESSES as follows:

1. In this Agreement unless there is something in the subject matter or context inconsistent therewith, the following terms shall have the respective meanings set out below and grammatical variations of such terms shall have corresponding meanings:

     (a) "1158585" means 1158585 Ontario Inc., a corporation incorporated under the laws of the Province of Ontario;

     (b)  "Act" means the Business Corporations Act (Ontario) R.S.O. 1990, c.
B. 16, as amended;

     (c)  "Amalgamation" means the amalgamation of Secure Canada and 1158585;

     (d) "Amalgamated Corporation" shall mean the corporation continuing from the amalgamation of Secure Canada and 1158585;

     (e) "Canadian Dollar Equivalent" means in respect of an amount expressed in a foreign currency (the "Foreign Currency Amount") at any date the product obtained by multiplying (i) the Foreign Currency Amount by (ii) the noon spot exchange rate on such date for such foreign currency expressed in Canadian dollars as reported by the Bank of Canada.

     (f) "Effective Date" means the date shown on the certificate of amalgamation issued by the Director under the Act giving effect to the Amalgamation;

     (g)  "NASDAQ" means the Nasdaq National Market;

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                                                        AMALGAMATION AGREEMENT
                                                                   PAGE 3 OF 8

     (h) "Secure Canada" means Secure Computing Canada Ltd., a corporation amalgamated under the laws of the Province of Ontario;

     (i) "Secure U.S." means Secure Computing Corporation, a corporation existing under the laws of the State of Delaware; and

     (j) "Secure U.S. Common Shares" means the shares of common stock of Secure U.S. with a par value of U.S. $.01 per share, having voting rights of one vote per share, and any other securities into which such shares may be changed.

     (k) "Trading Value" means the Canadian Dollar Equivalent on the Effective Date of the average price of a Secure U.S. Common Share at the close of trading on NASDAQ over the last 10 trading days prior to the Effective Date.

2. Secure Canada and 1158585 hereby agree to amalgamate under the provisions of the Act and to continue as one corporation under the terms and conditions hereinafter set out.

3.        The name of the Amalgamated Corporation shall be:
          SECURE COMPUTING CANADA LTD.

4. The place in Ontario where the registered office of the Amalgamated Corporation is to be situated is in the City of Toronto at 100 University Avenue, Suite 700, Ontario, M5J 1V6 until changed in accordance with the Act.

5. The Amalgamated Corporation shall be authorized to issue an unlimited number of Class A voting shares and an unlimited number of Exchangeable Non-Voting Shares.

6. The rights, privileges, restrictions and conditions attaching to the Class A voting shares and the Exchangeable Non-Voting Shares are set out in Appendix A hereto.

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                                                        AMALGAMATION AGREEMENT
                                                                   PAGE 4 OF 8

7. There shall be no restrictions on the issue, transfer or ownership of shares of the Amalgamated Corporation.

8. The number of directors of the Amalgamated Corporation shall be such number not less than one and not more than ten as the shareholders of the Amalgamated Corporation may from time to time determine by special resolution or, if empowered to do so by special resolution, as the directors of the Amalgamated Corporation may from time to time determine. The name, address and resident Canadian status of the first directors and officers of the Amalgamated Corporation are as follows:

                                                                   Resident
Name                   Title           Residence Address           Canadian
----                   -----           -----------------           --------
David R. McCarthy      Director        45 Blyth Hill Road          Yes
                                       Toronto, Ontario
                                       M4N 3L6

Jeffrey Harry Waxman   Director and    4985 Heuga Court            No
                       President       Park City, Utah
                                       U.S.A. 84097-8513

Timothy  P. McGurran   Treasurer       11240  218th  Street        No
                                       North
                                       Scandia, Minnesota
                                       U.S.A. 55073

Steven M. Maurer       Secretary       6092 Scenic Road            No
                                       Minnetonka, Minnesota
                                       U.S.A. 55345


The said first directors shall hold office until the first meeting of the shareholders of the Amalgamated Corporation or until their successors are elected or appointed in accordance with the Act. No such first director shall be permitted to resign unless at the time the resignation is to become effective a successor is elected or appointed.

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                                                        AMALGAMATION AGREEMENT
                                                                   PAGE 5 OF 8

9. The number of directors of the Amalgamated Corporation within the minimum and maximum numbers of directors provided for in the Articles of the Amalgamated Corporation shall be 2 and the directors of the Amalgamated Corporation shall be empowered to determine from time to time the number of directors of the Amalgamated Corporation within the minimum and maximum numbers provided for in the Articles of the Amalgamated Corporation, as the same may be amended from time to time.

10. There shall be no restrictions on the business that the Amalgamated Corporation may carry on or on the powers that the Amalgamated Corporation may exercise.

11. Upon the Amalgamation, the issued shares of Secure Canada and 1158585 shall be converted into issued shares of the Amalgamated Corporation as follows:

     (a) the 100 issued Class A voting shares of Secure Canada shall be converted, share for share, into 100 Class A voting shares of the Amalgamated Corporation;

     (b) the 1,296,000 Exchangeable Non-Voting Shares of Secure Canada held by 1158585 shall be cancelled without any repayment of capital in respect thereof and shall not be converted into shares of the Amalgamated Corporation;

     (c) all remaining issued Exchangeable Non-Voting Shares of Secure Canada shall be converted, share for share, into Exchangeable Non-Voting Shares of the Amalgamated Corporation;

     (d) each Class A shareholder of 1158585 shall receive that number of Exchangeable Non-Voting Shares in the capital of the Amalgamated Corporation per Class A share of 1158585 as determined by the following formula: $2.50 (Cdn.) divided by the Trading Value of a Secure U.S. Common Share; and

     (e) each common shareholder of 1158585 shall receive that number of Exchangeable Non-Voting Shares of the Amalgamated Corporation per common share of 1158585 as determined by the following formula:

               (A - B)/C

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                                                        AMALGAMATION AGREEMENT
                                                                   PAGE 6 OF 8

     where:

               A is 1,296,000;

          B is the number of Exchangeable Non-Voting Shares of the Amalgamated Corporation issued to the Class A shareholders of 1158585; and

          C is the number of outstanding common shares of 1158585.

12. The stated capital accounts of the Amalgamated Corporation immediately after the Amalgamation becomes effective shall be equal to the following amounts determined immediately before the Amalgamation becomes effective:

     (a) in the case of the account maintained for the Class A voting shares of the Amalgamated Corporation, the stated capital account for the issued and outstanding Class A voting shares of Secure Canada; and

     (b) in the case of the account maintained for the Exchangeable Non-Voting Shares of the Amalgamated Corporation, the aggregate of:

          (i) the stated capital account for the issued and outstanding Exchangeable Non-Voting Shares of Secure Canada multiplied by the number equal to A divided by B, where A is equal to the total number of Exchangeable Non-Voting Shares of Secure Canada immediately prior to the Amalgamation less 1,296,000, and B is equal to the total number of Exchangeable Non-Voting Shares of Secure Canada immediately prior to the Amalgamation;

          (ii) the stated capital account for the issued and outstanding Class A shares of 1158585; and

          (iii) the stated capital account for the issued and outstanding common shares of 1158585.

13. After the Amalgamation, the shareholders of Secure Canada and 1158585, when requested by the Amalgamated Corporation to do so, shall surrender certificates representing the

                                                        AMALGAMATION AGREEMENT
                                                                   PAGE 7 OF 8

shares of Secure Canada and 1158585 held by them for cancellation and shall be entitled to receive, without charge, certificates for shares of the Amalgamated Corporation on the basis aforesaid.

14. The by-laws of the Amalgamated Corporation shall be the by-laws of Secure Canada in effect immediately prior to the Amalgamation.

15. Each of the parties shall contribute to the Amalgamated Corporation all of its assets, subject to its liabilities.

16. All of the share certificates representing Class A voting shares of Secure Canada and Exchangeable Non-Voting Shares of Secure Canada, except for the share certificate or certificates representing the 1,296,000 Exchangeable Non-Voting Shares of Secure Canada registered in the name of 1158585, shall continue to be valid following the Amalgamation and shall represent issued and outstanding shares of the Amalgamated Corporation.

17. Montreal Trust Company of Canada, having been duly appointed to act as transfer agent, registrar and dividend disbursing agent of Secure Canada for the Exchangeable Non-Voting Shares, shall continue to act in such capacity with respect to the Exchangeable Non-Voting Shares of the Amalgamated Corporation following the Amalgamation.

18. Upon and subject to the shareholders of Secure Canada and 1158585 respectively approving the Amalgamation and adopting this Agreement and subject to paragraph 17 hereof, articles of amalgamation in prescribed
[form shall be sent to the Director under the Act together with the documents required by Section 178 of the Act.

19. At any time before the endorsement of a certificate of amalgamation effecting the Amalgamation, this Agreement may be terminated by the directors of either Secure Canada or

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                                                        AMALGAMATION AGREEMENT
                                                                   PAGE 8 OF 8

1158585, notwithstanding the approval of this Agreement by the shareholders of Secure Canada and 1158585.

     IN WITNESS WHEREOF this Agreement has been duly executed by the parties hereto.

                              SECURE COMPUTING CANADA LIMITED

                              By:  /s/ David R. McCarthy
                                 ----------------------------------------
                              Name:     David R. McCarthy
                              Title:    Director

                              1158585 ONTARIO INC.

                              By:  /s/ Steven Lamb
                                 ----------------------------------------
                              Name:     Steven Lamb
                              Title:    Director

                                      APPENDIX A

                     PROVISIONS ATTACHING TO EXCHANGEABLE SHARES

          The Exchangeable Non-Voting Shares in the capital of the Corporation shall have the following rights, privileges, restrictions and conditions:

                                      ARTICLE 1

                                    INTERPRETATION

1.1       For the purposes of these share provisions:

          "ACQUISITION AND PRE-AMALGAMATION AGREEMENT" means the acquisition and preamalgamation agreement entered into among Secure, the Corporation and Border Network Technologies Inc. dated as of May 28, 1996 as amended by Amendment No. 1 to the Acquisition and Pre-Amalgamation Agreement dated as of July 31, 1996 between such parties.

          "AFFILIATE" of any person means any other person directly or indirectly controlled by, or under common control of, that person, for the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control of"), as applied to any person, means the possession by another person, directly or indirectly, of the power to direct or cause the direction of the management and policies of that first mentioned person, whether through the ownership of voting securities, by contract or otherwise.

          "AMALGAMATION AGREEMENT" means the amalgamation agreement relating to the amalgamation of the Corporation under section 175 of the Business Corporations Act (Ontario), to which agreement these share provisions are attached.

          "AUTOMATIC REDEMPTION DATE" means the date for the automatic redemption by the Corporation of Exchangeable Shares pursuant to Article 7 of these share provisions, which date shall be August 30, 2006, unless (a) such date shall be extended at anytime or from time to time to a specified later date by the Board of Directors or (b) such date shall be accelerated at any time to a specified earlier date by the Board of Directors if at such time there are less than 500,000 Exchangeable Shares outstanding (other than Exchangeable Shares held by Secure and its Affiliates and as such number of shares may be adjusted as deemed appropriate by the Board of Directors to give effect to any subdivision or consolidation of or stock dividend on the Exchangeable Shares, any issue or distribution of rights to acquire Exchangeable Shares or securities exchangeable for or convertible into Exchangeable Shares, any issue or distribution of other securities or rights or evidences of indebtedness or assets, or any other capital reorganization or other transaction affecting the Exchangeable Shares), in each case upon at least 60 days' prior written notice of any such extension or acceleration, as the case may be, to the registered holders of the Exchangeable Shares, in which case the Automatic Redemption Date shall be such later or earlier date; provided, however, that the accidental failure or omission to

                                          APPENDIX A TO AMALGAMATION AGREEMENT
                                                                  PAGE 2 OF 18

give any such notice of extension or acceleration, as the case may be, to less than 10% of such holders of Exchangeable Shares shall not affect the validity of such extension or acceleration.

          "BOARD OF DIRECTORS" means the Board of Directors of the Corporation.

          "BUSINESS DAY" means any day other than a Saturday, a Sunday or a day when banks are not open for business in either or both of Minneapolis, Minnesota and Toronto, Ontario.

          "CANADIAN DOLLAR EQUIVALENT" means in respect of an amount expressed in a foreign currency (the "Foreign Currency Amount") at any date the product obtained by multiplying (a) the Foreign Currency Amount by (b) the noon spot exchange rate on such date for such foreign currency expressed in Canadian dollars as reported by the Bank of Canada or, in the event such spot exchange rate is not available, such exchange rate on such date for such foreign currency expressed in Canadian dollars as may be deemed by the Board of Directors to be appropriate for such purpose.

          "CLASS A SHARES" mean the Class A voting shares of the Corporation.

          "CORPORATION" means Secure Computing Canada Ltd., a corporation amalgamated tinder the laws of the Province of Ontario pursuant to articles of amalgamation dated August 29, 1996 and articles of amalgamation dated as of the date hereof.

          "CURRENT MARKET PRICE" means, in respect of a Secure Common Share on any date, the Canadian Dollar Equivalent of the average of the closing prices of Secure Common Shares on the Nasdaq National Market on each of the thirty (30) consecutive trading days ending not more than five trading days before such date, or, if the Secure Common Shares are not then quoted on the Nasdaq National Market, on such other stock exchange or automated quotation system on which the Secure Common Shares are listed or quoted, as the case may be, as may be selected by the Board of Directors for such purpose; provided, however, that if there is no public distribution or trading activity of Secure Common Shares during such period, then the Current Market price of a Secure Common Share shall be determined by the Board of Directors based upon the advice of such qualified independent financial advisors as the Board of Directors may deem to be appropriate, and provided, further that any such selection, opinion or determination by the Board of Directors shall be conclusive and binding.

          "EXCHANGEABLE SHARES" mean the Exchangeable Non-Voting Shares of the Corporation having the rights, privileges, restrictions and conditions set forth herein.

          "LIQUIDATION AMOUNT" has the meaning ascribed thereto in Section
5.1 of these share provisions.

          "LIQUIDATION CALL RIGHT" has the meaning ascribed thereto in the Acquisition and Pre-Amalgamation Agreement.

                                          APPENDIX A TO AMALGAMATION AGREEMENT
                                                                  PAGE 3 OF 18

          "LIQUIDATION DATE" has the meaning ascribed thereto in Section 5.1 of these share provisions.

          "PURCHASE PRICE" has the meaning ascribed thereto in Section 6.3 of these share provisions.

          "REDEMPTION CALL RIGHT" has the meaning ascribed thereto in the Acquisition and Pre-Amalgamation Agreement.

          "REDEMPTION PRICE" has the meaning ascribed thereto in Section 7.1 of these share provisions.

          "RETRACTED SHARES" has the meaning ascribed thereto in Section 6.1 of these share provisions.

          "RETRACTION CALL RIGHT" has the meaning ascribed thereto in Section
6.1 of these share provisions.

          "RETRACTION DATE" has the meaning ascribed thereto in Section 6.1(b) of these share provisions.

          "RETRACTION PRICE" has the meaning ascribed thereto in Section 6.1 of these share provisions.

          "RETRACTION REQUEST" has the meaning ascribed thereto in Section
6.1 of these share provisions.

          "SECURE" means Secure Computing Corporation, a corporation organized and existing under the laws of the State of Delaware, and any successor corporation.

          "SECURE CALL NOTICE" has the meaning ascribed thereto in Section
6.3 of these share provisions.

          "SECURE COMMON SHARES" means the shares of common stock of Secure with a par value of U.S. $.01 per share, having voting rights of one vote per share, and any other securities into which such shares may be changed.

          "SECURE DIVIDEND DECLARATION DATE" means the date on which the Board of Directors of Secure declares any dividend on the Secure Common Shares.

          "SUPPORT AGREEMENT" means the Support Agreement between Secure and the Corporation, made as of August 29, 1996.

                                          APPENDIX A TO AMALGAMATION AGREEMENT
                                                                  PAGE 4 OF 18

          "TRANSFER AGENT" means such suitable trust company or similar financial institution to be selected by the Corporation from time to time to be the register and transfer agent for the Exchangeable Shares.

          "TRUSTEE" means Montreal Trust Company of Canada, a corporation organized and existing under the laws of Canada and any successor trustee appointed under the Voting and Exchange Trust Agreement.

          "VOTING AND EXCHANGE TRUST AGREEMENT" means the Voting and Exchange Trust Agreement between the Corporation, Secure and the Trustee, made as of August 29, 1996.

                                      ARTICLE 2

                            RANKING OF EXCHANGEABLE SHARES

2.1 The Exchangeable Shares shall be entitled to a preference over the Class A Shares and any other shares ranking junior to the Exchangeable Shares with respect to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding-up its affairs.

                                      ARTICLE 3

                                      DIVIDENDS

3.1 A holder of an Exchangeable Share shall be entitled to receive and the Board of Directors shall, subject to applicable law, on each Secure Dividend Declaration Date, declare a dividend on each Exchangeable Share (a) in the case of a cash dividend declared on the Secure Common Shares, in an amount in cash for each Exchangeable Share equal to the Canadian Dollar Equivalent on the Secure Dividend Declaration Date of the cash dividend declared on each Secure Common Share or (b) in the case of a stock dividend declared on the Secure Common Shares to be paid in Secure Common Shares, in such number of Exchangeable Shares for each Exchangeable Share as is equal to the number of Secure Common Shares to be paid on each Secure Common Share or
(c) in the case of a dividend declared on the Secure Common Shares in property other than cash or Secure Common Shares, in such type and amount of property for each Exchangeable Share as is the same as or economically equivalent to (to be determined by the Board of Directors as contemplated by Section 2.7 of the Support Agreement) the type and amount of property declared as a dividend on each Secure Common Share. Such dividends shall be paid out of money, assets or property of the Corporation properly applicable to the payment of dividends, or out of authorized but unissued shares of the Corporation. Any dividend which should have been declared on the Exchangeable Shares pursuant to this section 3.1 but was not so declared due to the provisions of applicable law shall be declared and paid by the Corporation on a subsequent date or dates determined by the Board of Directors.

                                          APPENDIX A TO AMALGAMATION AGREEMENT
                                                                  PAGE 5 OF 18

3.2 Cheques of the Corporation payable at par at any branch of the bankers of the Corporation shall be issued in respect of any cash dividends contemplated by Section 3.1(a) hereof and the sending of such a cheque to each holder of an Exchangeable Share shall satisfy the cash dividend represented thereby unless the cheque is not paid on presentation. Certificates registered in the name of the registered holder of Exchangeable Shares shall be issued or transferred in respect of any stock dividends contemplated by Section 3.1(b) hereof and the sending of such a certificate to each holder of an Exchangeable Share shall satisfy the stock dividend represented thereby. Such other type and amount of property in respect of any dividends contemplated by Section 3.1(c) hereof shall be issued, distributed or transferred by the Corporation in such manner as it shall determine and the issuance, distribution or transfer thereof by the Corporation to each holder of an Exchangeable Share shall satisfy the dividend represented thereby. No holder of an Exchangeable Share shall be entitled to recover by action or other legal process against the Corporation any dividend that is represented by a cheque that has not been duly presented to the Corporation's bankers for payment or that otherwise remains unclaimed for a period of six years from the date on which such dividend was payable.

3.3 The record date for the determination of the holders of Exchangeable Shares entitled to receive payment of, and the payment date for, any dividend declared on the Exchangeable Shares under Section 3.1 hereof shall be the same dates as the record date and payment date, respectively, for the corresponding dividend declared on the Secure Common Shares.

3.4 If on any payment date for any dividends declared on the Exchangeable Shares under Section 3.1 hereof the dividends are not paid in full on all of the Exchangeable Shares then outstanding, any such dividends that remain unpaid shall be paid on a subsequent date or dates determined by the Board of Directors on which the Corporation shall have sufficient moneys, assets or property properly applicable to the payment of such dividends.

                                      ARTICLE 4

                                 CERTAIN RESTRICTIONS

4.1 So long as any of the Exchangeable Shares are outstanding, the Corporation shall not at any time without, but may at any time with, the approval of the holders of the Exchangeable Shares given as specified in
Section 10.2 of these share provisions:

     (a) pay any dividends on the Class A Shares or any other shares ranking junior to the Exchangeable Shares, other than stock dividends payable in Class A Shares or any such other shares ranking junior to the Exchangeable Shares, as the case may be;

     (b) redeem or purchase or make any capital distribution in respect of Class A Shares or any other shares ranking junior to the Exchangeable Shares;

                                          APPENDIX A TO AMALGAMATION AGREEMENT
                                                                  PAGE 6 OF 18

     (c) redeem or purchase any other shares of the Corporation ranking equally with the Exchangeable Shares with respect to the payment of dividends or on any liquidation distribution; or

     (d) issue any Exchangeable Shares or any other shares of the Corporation ranking equally with, or superior to, the Exchangeable Shares with respect to the payment of dividends or on any liquidation distribution, other than by way of stock dividends to the holders of such Exchangeable Shares or as contemplated by the Support Agreement.

          The restrictions in Sections 4. 1(a), 4.1(b) and 4.1(c) above shall not apply if all dividends on the outstanding Exchangeable Shares corresponding to dividends declared following the initial date of issue of Exchangeable Shares on the Secure Common Shares shall have been declared on the Exchangeable Shares and paid in full.

                                      ARTICLE 5

                             DISTRIBUTION ON LIQUIDATION

5.1 In the event of the liquidation, dissolution or winding-up of the Corporation or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs, a holder of Exchangeable Shares shall be entitled, subject to applicable law, to receive from the assets of the Corporation in respect of each Exchangeable Share held by such holder on the effective date (the "Liquidation Date") of such liquidation, dissolution or winding-up, before any distribution of any part of the assets of the Corporation among the holders of the Class A Shares or any other shares ranking junior to the Exchangeable Shares, an amount per share equal to the Current Market Price of a Secure Common Share on the last Business Day prior to the Liquidation Date, which shall be satisfied in full by the Corporation causing to be delivered to such holder (a) one Secure Common Share, plus (b) an additional amount equivalent to the full amount of all declared and unpaid dividends on each such Exchangeable Share and all dividends declared on Secure Common Shares which have not been declared on such Exchangeable Shares in accordance with section 3.1 of the Exchangeable Share Provisions (collectively the "Liquidation Amount"), provided that if the record date for any such declared and unpaid dividends occurs on or after the Liquidation Date the Liquidation Amount shall not include such additional amount equivalent to such dividends.

5.2 On or promptly after the Liquidation Date, and subject to the exercise Secure of the Liquidation Call Right, the Corporation shall cause to be delivered to the holders of the Exchangeable Shares the Liquidation Amount (less any tax required to be deducted and withheld therefrom by the Corporation) for each such Exchangeable Share upon presentation and surrender of the certificates representing such Exchangeable Shares together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the OBCA and the by-laws of the Corporation and such additional documents and instruments as the Transfer Agent may reasonably require, at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation by notice to the holders of

                                          APPENDIX A TO AMALGAMATION AGREEMENT
                                                                  PAGE 7 OF 18

the Exchangeable Shares. Payment of the total Liquidation Amount for such Exchangeable Shares shall be made by delivery to each holder, at the address of the holder recorded in the securities register of the Corporation for the Exchangeable Shares or by holding for pick up by the holder at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation by notice to the holders of Exchangeable Shares, on behalf of the Corporation of certificates representing Secure Common Shares (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim, encumbrance, security interest or adverse claim) and a cheque of the Corporation payable at par at any branch of the bankers of the Corporation in respect of the amount equivalent to the full amount of all declared and unpaid dividends comprising part of the total Liquidation Amount (less any tax required to be deducted and withheld therefrom by the Corporation). On and after the Liquidation Date, the holders of the Exchangeable Shares shall cease to be holders of such Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof, other than the right to receive their proportionate part of the total Liquidation Amount, unless payment of the total Liquidation Amount for such Exchangeable Shares shall not be made upon presentation and surrender of share certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the total Liquidation Amount has been paid in the manner hereinbefore provided. The Corporation shall have the right at any time on or after the Liquidation Date to deposit or cause to be deposited the total Liquidation Amount in respect of the Exchangeable Shares represented by certificates that have not at the Liquidation Date been surrendered by the holders thereof in a custodial account with any chartered bank or trust company in Canada. Upon such deposit being made, the rights of the holders of Exchangeable Shares after such deposit shall be limited to receiving their proportionate part of the total Liquidation Amount so deposited (less any tax required to be deducted and withheld therefrom) without interest for such Exchangeable Shares, against presentation and surrender of the said certificates held by them, respectively, in accordance with the foregoing provisions. Upon such payment or deposit of the total Liquidation Amount, the holders of the Exchangeable Shares shall thereafter be considered and deemed for all purposes to be the holders of the Secure Common Shares delivered to them. To the extent that the amount of tax required to be deducted or withheld from any payment to a holder of Exchangeable Shares exceeds the cash portion of such payment, the Corporation is hereby authorized to sell or otherwise dispose of at fair market value such portion of the property then payable to the holder as is necessary to provide sufficient funds to the Corporation in order to enable it to comply with such deduction or withholding requirement and the Corporation shall give an accounting to the holder with respect thereto and any balance of such proceeds of sale.

5.3 After the Corporation has satisfied its obligations to pay the holders of the Exchangeable Shares the Liquidation Amount per Exchangeable Share pursuant to Section 5.1 of these share provisions, such holders shall not be entitled to share in any further distribution of the assets of the Corporation.

                                          APPENDIX A TO AMALGAMATION AGREEMENT
                                                                  PAGE 8 OF 18

                                      ARTICLE 6

                     RETRACTION OF EXCHANGEABLE SHARES BY HOLDER

6.1 A holder of Exchangeable Shares shall be entitled at any time, subject to applicable law and otherwise upon compliance with the provisions of this Article 6, to require the Corporation to redeem any or all of the Exchangeable Shares registered in the name of such holder for an amount per share equal to the Current Market Price of a Secure Common Share on the last Business Day prior to the Retraction Date, which shall be satisfied in full by the Corporation causing to be delivered to such holder (a) one Secure Common Share for each Exchangeable Share presented and surrendered by the holder, plus (b) an additional amount equivalent to the full amount of all dividends declared and unpaid thereon and all dividends declared on Secure Common Shares which have not been declared on such Exchangeable Shares in accordance with section 3.1 of the Exchangeable Share Provisions (collectively the "Retraction Price"), provided that if the record date for any such declared and unpaid dividends occurs on or after the Retraction Date the Retraction Price shall not include such additional amount equivalent to such dividends. To effect such redemption, the holder shall present and surrender at the registered office of the Corporation or any office of the Transfer Agent as may be specified by the Corporation by notice to the holders of Exchangeable Shares the certificate or certificates representing the Exchangeable Shares which the holder desires to have the Corporation redeem, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the OBCA and the by-laws of the Corporation and such additional documents and instruments as the Transfer Agent may reasonably require, and together with a duly executed statement (the "Retraction Request") in the form of Schedule A hereto or in such other form as may be acceptable to the Corporation.

     (a) specifying that the holder desires to have all or any number specified therein of the Exchangeable Shares represented by such certificate or certificates (the "Retracted Shares") redeemed by the Corporation;

     (b) stating the Business Day on which the holder desires to have the Corporation redeem the Retracted Shares (the "Retraction Date"), provided that the Retraction Date shall be not less than five Business Days nor more than 10 Business Days after the date on which the Retraction Request is received by the Corporation and further provided that, in the event that no such Business Day is specified by the holder in the Retraction Request, the Retraction Date shall be deemed to be the tenth Business Day after the date on which the Retraction Request is received by the Corporation; and

     (c) acknowledging the overriding right (the "Retraction Call Right") of Secure to purchase all but not less than all the Retracted Shares directly from the holder and that the Retraction Request shall be deemed to be a revocable offer by the holder to sell the Retracted Shares to Secure in accordance with the Retraction Call Right on the terms and conditions set out in Section 6.3 below.

                                          APPENDIX A TO AMALGAMATION AGREEMENT
                                                                  PAGE 9 OF 18

6.2 Subject to the exercise by Secure of the Retraction Call Right, upon receipt by the Corporation or the Transfer Agent in the manner specified in Section 6.1 hereof of a certificate or certificate representing the number of Exchangeable Shares which the holder desires to have the Corporation redeem, together with a Retraction Request, and provided that the Retraction Request is not revoked by the holder in the manner specified in Section 6.7, the Corporation shall redeem the Retracted Shares effective at the close of business on the Retraction Date and shall cause to be delivered to such holder the total Retraction Price with respect to such shares. If only a part of the Exchangeable Shares represented by any certificate are redeemed (or purchased by Secure pursuant to the Retraction Call Right), a new certificate for the balance of such Exchangeable Shares shall be issued to the holder at the expense of the Corporation.

6.3 Upon receipt by the Corporation of a Retraction Request, the Corporation shall immediately notify Secure thereof. In order to exercise the Retraction Call Right, Secure must notify the Corporation in writing of Secure's determination to do so (the "Secure Call Notice") within two Business Days of notification to Secure by the Corporation of the receipt by the Corporation of the Retraction Request. If Secure does not so notify the Corporation within such two business Day period, the Corporation will notify the holder as soon as possible thereafter that Secure will not exercise the Retraction Call Right. If Secure delivers the Secure Call Notice within such two Business Day time period, and provided that the Retraction Request is not revoked by the holder in the manner specified in Section 6.7, the Retraction Request shall thereupon be considered only to be an offer by the holder to sell the Retracted Shares to Secure in accordance with the Retraction Call Right. In such event, the Corporation shall not redeem the Retracted Shares and Secure shall purchase from such holder and such holder shall sell to Secure on the Retraction Date the Retracted Shares for a purchase price (the "Purchase Price") per share equal to the Retraction Price. For the purposes of completing a purchase pursuant to the Retraction Call Right, Secure shall deposit with the Transfer Agent, on or before the Retraction Date, certificates representing Secure Common Shares and a cheque in the amount of the remaining portion, if any, of the total Purchase Price. Provided that the total Purchase Price has been so deposited with the Transfer Agent, the closing of the purchase and sale of the Retracted Shares pursuant to the Retraction Call Right shall be deemed to have occurred as at the close of business on the Retraction Date and, for greater certainty, no redemption by the Corporation of such Retracted Shares shall take place on the Retraction Date. In the event that Secure does not deliver a Secure Call Notice within such two Business Day period, and provided that Retraction Request is not revoked by the holder in the manner specified in Section 6.7, the Corporation shall redeem the Retracted Shares on the Retraction Date and in the manner otherwise contemplated in this Article 6.

6.4 The Corporation or Secure, as the case may be, shall deliver or cause the Transfer Agent to deliver to the relevant holder, at the address of the holder recorded in the securities register of the Corporation for the Exchangeable Shares or at the address specified in the holder's Retraction Request or by holding for pick up by the holder at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation by notice to the holders of Exchangeable Shares, certificates representing the Secure Common Shares (which shares shall be duly issued as fully paid and non-assessable and shall be free and

                                          APPENDIX A TO AMALGAMATION AGREEMENT
                                                                 PAGE 10 OF 18

clear of any lien, claim, encumbrance, security interest or adverse claim) registered in the name of the holder or in such other name as the holder may request in payment of the total Retraction Price or the total Purchase Price, as the case may be, and a cheque of the Corporation payable at par at any branch of the bankers of the Corporation in payment of the remaining portion, if any, of the total Retraction Price (less any tax required to be deducted and withheld therefrom by the Corporation) or a cheque of Secure payable at par and in Canadian dollars at any branch of the bankers of Secure or of the Corporation in Canada in payment of the remaining portion, if any, of the total Purchase Price, as the case may be, and such delivery of such certificates and cheque on behalf of the Corporation or Secure, as the case may be, by the Transfer Agent shall be deemed to be payment of and shall satisfy and discharge all liability for the total Retraction Price or total Purchase Price, as the case may be, to the extent that the same is represented by such share certificates and cheque (less any tax required and in fact deducted and withhold therefrom and remitted to the proper tax authority), unless such cheque is not paid on due presentation. To the extent that the amount of tax required to be deducted or withheld from any payment to a holder of Exchangeable Shares exceeds the cash portion of such payment, the Corporation or Secure, as the case may be, is hereby authorized to sell or otherwise dispose of a fair market value such portion of the property then payable to the holder as is necessary to provide sufficient funds to the Corporation or Secure in order to enable it to comply with such deduction or withholding requirement and shall give an accounting to the holder with respect thereto and any balance of such proceeds of sale.

6.5 On and after the close of business on the Retraction Date, the holder of the Retracted Shares shall cease to be a holder of such Retracted Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive his proportionate part of the total Retraction Price or total Purchase Price, as the case may be, unless upon presentation and surrender of certificates in accordance with the foregoing provisions, payment of the total Retraction Price or the total Purchase Price, as the case may be, shall not be made, in which case the rights of such holder shall remain unaffected until the total Retraction Price or the total Purchase Price, as the case may be, has been paid in the manner hereinbefore provided. On and after the close of business on the Retraction Date, provided that presentation and surrender of certificates and payment of the total Retraction Price or the total Purchase Price, as the case may be, has been made in accordance with the foregoing provisions, the holder of the Retracted Shares so redeemed by the Corporation or purchased by Secure shall thereafter be considered and deemed for all purposes to be a holder of the Secure Common Shares delivered to it.

6.6 Notwithstanding any other provision of this Article 6, the Corporation shall not be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent that such redemption of Retracted Shares would be contrary to solvency requirements or other provisions of applicable law. If the Corporation believes that on any Retraction Date it would not be permitted by any of such provisions to redeem the Retracted Shares tendered for redemption on such date, and provided that Secure shall not have exercised the Retraction Call Right with respect to the Retracted Shares, the Corporation shall only be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent of the maximum number that

                                          APPENDIX A TO AMALGAMATION AGREEMENT
                                                                 PAGE 11 OF 18

may be so redeemed (rounded down to a whole number of shares) as would not be contrary to such provisions and shall notify the holder at least two Business Days prior to the Retraction Date as to the number of Retracted Shares which will not be redeemed by the Corporation. In any case in which the redemption by the Corporation of Retracted Shares would be contrary to solvency requirements or other provisions of applicable law, the Corporation shall redeem Retracted Shares in accordance with Section 6.2 of these share provisions on a pro rata basis and shall issue to each holder of Retracted Shares of a new certificate, as the expense of the Corporation, representing the Retracted Shares nor redeemed by the Corporation pursuant to Section 6.2 hereof. Provided that the Retraction Request is not revoked by the holder in the manner specified in Section 6.7, the holder of any such Retracted Shares not redeemed by the Corporation pursuant to Section 6.2 of these share provisions as a result of solvency requirements of applicable law shall be deemed by giving the Retraction Request to require Secure to purchase such Retracted Shares from such holder on the Retraction Date or as soon as practicable thereafter on payment by Secure to such holder of the Purchase Price for each such Retracted Share, all as more specifically provided in the Voting and Exchange Trust Agreement.

6.7 A holder of Retracted Shares may, by notice in writing given by the holder to the Corporation before the close of business on the Business Day immediately preceding the Retraction Date, withdraw its Retraction Request in which event such Retraction Request shall be null and void and, for greater certainty, the revocable offer constituted by the Retraction Request to sell the Retracted Shares to Secure shall be deemed to have been revoked.

                                      ARTICLE 7

                 REDEMPTION OF EXCHANGEABLE SHARES BY THE CORPORATION

7.1 Subject to applicable law, and subject to the exercise by Secure of the Redemption Call Right, (a) the Corporation shall on the Automatic Redemption Date redeem (the "Automatic Redemption") the whole of the then outstanding Exchangeable Shares for an amount per share equal to the Current Market Price of a Secure Common Share on the last Business Day prior to the Automatic Redemption Date, which shall be satisfied in full by the Corporation causing to be delivered to each holder of Exchangeable Shares (i) one Secure Common Share for each Exchangeable Share held by such holder, plus
(ii) an additional amount equivalent to the full amount for all declared and unpaid dividends thereon and all dividends declared on Secure Common Shares which have not been declared on such Exchangeable Shares in accordance with section 3.1 of the Exchangeable Share Provisions (collectively the "Redemption Price"), provided that if the record date for any such declared and unpaid dividends occurs on or after the Redemption Date the Redemption Price shall not include such additional amount equivalent to such dividends, and (b) the Corporation may, at any time when the Corporation reasonably determines that Exchangeable Shares are "held of record" (as such term is defined in Rule 125-1 promulgated under the United States Securities Exchange Act of 1934, as amended (the "Exchange Act")) by 500 or more persons ("Record Holders"), redeem (a "Section 12(g) Redemption") that portion of the then outstanding Exchangeable Shares held by that number of Record Holders equal to the difference of (A) the total number of Record Holders and (B) 499, or

                                          APPENDIX A TO AMALGAMATION AGREEMENT
                                                                 PAGE 12 OF 18

such smaller number that the Corporation reasonably determines is necessary to take the position that it need not register the Exchangeable Share pursuant to Section 12(g) of the Exchange Act, the identity of such Record Holders to be determined by the Corporation by lot or other fair method of random determination, for an amount per share equal to the Redemption Price.

7.2 In any case of any of any redemption of Exchangeable Shares under this Article 7, the Corporation shall, at least 120 days before the Automatic Redemption Date (in the case of the Automatic Redemption), or at least 30 days before the date of a Section 12(g) Redemption (a "Section 12(g) Redemption Date"; the Automatic Redemption Date or a Section 12(g) Redemption Date, as applicable, being referred to as a "Redemption Date"), send or cause to be sent to each holder of Exchangeable Shares to be redeemed a notice in writing for the redemption by the Corporation or the purchase by Secure under the Redemption Call Right, as the case may be, of the Exchangeable Shares held by such holder. Such notice shall set out the formula for determining the Redemption Price or the Redemption Call Purchase Price, as the case may be, the Redemption Date and, if applicable, particulars of the Redemption Call Right. On or after the Redemption Date and subject to the exercise by Secure of the Redemption Call Right, the Corporation shall cause to be delivered to the holders of the Exchangeable Shares to be redeemed the Redemption Price (less any tax required to be deducted and withhold therefrom by the Corporation) for each such Exchangeable Share upon presentation and surrender at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation in such notice of the certificates representing such Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the OBCA and the by-laws of the Corporation and such additional documents and instruments as the Transfer Agent may reasonably require. Payment of the total Redemption Price for such Exchangeable Shares shall be made by delivery to each holder, at the address of the holder recorded in the securities register of the Corporation or by holding for pick up by the holder at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation in such notice, on behalf of the Corporation of certificates representing Secure Common Shares (which shares shall be duly issued as fully paid and nonassessable and shall be free and clear of any lien, claim, encumbrance, security interest or adverse claim) and a cheque of the Corporation payable at par at any branch of the bankers of the Corporation in respect of the additional amount equivalent to the full amount of all declared and unpaid dividends and all dividends declared on Secure Common Shares which have not been declared on such Exchangeable Shares in accordance with Section 3.1 of the Exchangeable Share Provisions comprising part of the total Redemption Price (less any tax required to be deducted and withhold therefrom by the Corporation without interest). On and after the Redemption Date, the holders of the Exchangeable Shares called for redemption shall cease to be holders of such Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof, other than the right to receive their proportionate part of the total Redemption Price, unless payment of the total Redemption Price for such Exchangeable Shares shall not be made upon presentation and surrender of certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the total Redemption Price has been paid in the manner hereinbefore provided. The Corporation shall have the right at any time after the sending of notice of its intention to redeem Exchangeable Shares as aforesaid to deposit

                                          APPENDIX A TO AMALGAMATION AGREEMENT
                                                                 PAGE 13 OF 18

or cause to be deposited the total Redemption Price of the Exchangeable Shares so called for redemption, or of such of the said Exchangeable Shares represented by certificates that have not at the date of such deposit been surrendered by the holders thereof in connection with such redemption, in a custodial account with any chartered bank or trust company in Canada named in such notice. Upon the later of such deposit being made and the Redemption Date, the Exchangeable Shares in respect whereof such deposit shall have been made shall be redeemed and the rights of the holders thereof after such deposit or Redemption Date, as the case may be, shall be limited to receiving their proportionate part of the total Redemption Price so deposited (less any tax required to be deducted and withhold therefrom by the Corporation) without interest for such Exchangeable Shares against presentation and surrender of the said certificates held by them, respectively, in accordance with the foregoing provisions. Upon such payment or deposit of the total Redemption Price, the holders of the Exchangeable Shares shall thereafter be considered and deemed for all purposes to be holders of the Secure Common Shares delivered to them. To the extent that the amount of tax required to be deducted or withhold from any payment to a holder of Exchangeable Shares exceeds the case portion of such payment, the Corporation is hereby authorized to sell or otherwise dispose of at a fair market value such portion of the property then payable to the holder as is necessary to provide sufficient funds to the Corporation in order to enable it to comply with such deduction or withholding requirement and shall given an accounting to the holder with respect thereto and any balance of such proceeds of sale.

                                      ARTICLE 8

                              PURCHASE FOR CANCELLATION

8.1 Subject to applicable law and the articles of the Corporation, the Corporation may at any time and from time to time purchase for cancellation all or any part of the outstanding Exchangeable Shares at any price by tender to all the holders of record of Exchangeable Shares then outstanding or through the facilities of any stock exchange on which the Exchangeable Shares are listed or quoted at any price per share together with an amount equal to all declared and unpaid dividends thereon. If in response to an invitation for tenders under the provisions of this Section 8.1, more Exchangeable Shares are tendered at a price or prices acceptable to the Corporation that the Corporation is prepared to purchase, the Exchangeable Shares to be purchased by the Corporation shall be purchased as nearly as may be pro rata according to the number of shares tendered by each holder who submits a tender to the Corporation, provided that when shares are tendered at different prices, the pro rating shall be effected (disregarding fractions) only with respect to the shares tendered at the price at which more shares were tendered than the Corporation is prepared to purchase after the corporation has purchased all the share tendered at lower prices. If part only of the Exchangeable Shares represented by any certificate shall be purchased, a new certificate for the balance of such shares shall be issued at the expense of the Corporation.

                                          APPENDIX A TO AMALGAMATION AGREEMENT
                                                                 PAGE 14 OF 18

                                      ARTICLE 9

                                    VOTING RIGHTS

9.1 Except as required by applicable law and the provisions of Sections 10.1, 11.1 and 12.2, the holders of the Exchangeable Shares shall not be entitled as such to receive notice of or to attend any meeting of the shareholders of the Corporation or to vote at any such meeting.

9.2 Pursuant to the Voting and Exchange Trust Agreement (which be this reference is incorporated into the rights, privileges, restrictions and conditions attaching to the Exchangeable Shares as if set forth herein in its entirety) the holders of Exchangeable Shares (other than the Secure, its subsidiaries and Affiliates) shall be entitled to receive notice of and instruct the Trustee under the Voting and Exchange Trust Agreement to exercise voting rights at meetings of holders of Secure Common Shares, all as provided for in the Voting and Exchange Trust Agreement.

                                      ARTICLE 10

                                AMENDMENT AND APPROVAL

10.1 The rights, privileges, restrictions and conditions attaching to the Exchangeable Shares may be added to, changed or removed but only with the approval of the holders of the Exchangeable Shares given as hereinafter specified.

10.2 Any approval given by the holders of the Exchangeable Shares to add to, change or remove any right, privilege, restriction or condition attaching to the Exchangeable Shares or any other matter requiring the approval or consent of the holders of the Exchangeable Shares shall be deemed to have been sufficiently given if it shall have been given in accordance with applicable law subject to a minimum requirement that such approval be evidenced by resolution passed by not less than two-thirds of the votes cast on such resolution at a meeting of holders of Exchangeable Shares duly called and held at which the holders of at least 50% of the outstanding Exchangeable Shares at that time are present or represented by proxy; provided that if at any such meeting the holders of at least 50% of the outstanding Exchangeable Shares at that time are not present or represented by proxy within one-half hour after the time appointed for such meeting then the meeting shall be adjourned to such date not less than 10 days thereafter and to such time and place as may be designated by the Chairman of such meeting. At such adjourned meeting the holders of Exchangeable Shares present or represented by proxy thereat may transact the business for which the meeting was originally called and a resolution passed thereat by the affirmative vote of not less than two-thirds of the votes cast on such resolution at such meeting shall constitute the approval or consent of the holders of the Exchangeable Shares.

10.3 Exchangeable Shares beneficially owned by Secure shall not be included for the purposes of determining a quorum, and shall not vote, in connection with any approval contemplated by Section 10.2 of these share provisions.

                                          APPENDIX A TO AMALGAMATION AGREEMENT
                                                                 PAGE 15 OF 18

                                      ARTICLE 11

                        RECIPROCAL CHANGES, ETC. IN RESPECT OF
                                 SECURE COMMON SHARES

11.1  (a)   Each holder of an Exchangeable Share acknowledges that the
Support Agreement provides, in part, that Secure will not without the prior approval of the Corporation and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 10.2 of these share provisions:

          (i) issue or distribute Secure Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Secure Common Shares) to the holders of all or substantially all of the then outstanding Secure Common Shares by way of stock dividend or other distribution, other than an issue of Secure Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Secure Common Shares) to holder of Secure Common Shares who exercise an option to receive dividends in Secure Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Secure Common Shares) in lieu of receiving cash dividends; or

          (ii) issue or distribute rights, options or warrants to the holders of all or substantially all of the then outstanding Secure Common Shares entitling them to subscribe for or to purchase Secure Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Secure Common Shares); or

          (iii) issue or distribute to the holders of all or substantially all of the then outstanding Secure Common Shares (A) shares or securities of Secure of any class other than Secure Common Shares (other than shares convertible into or exchangeable for or carrying rights or acquire Secure Common Shares), (B) rights, options or warrants other than those referred to in Section 11.1(a)(ii) above, (C) evidences of indebtedness of Secure or
                (D) assets of Secure;

unless the economic equivalent on a per share basis of such rights, options, securities, shares, evidences of indebtedness or other assets is issued or distributed simultaneously to holders of the Exchangeable Shares.

     (b) Each holder of an Exchangeable Share acknowledges that the Support Agreement further provides, in part, that Secure will not without the prior approval of the Corporation and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 10.2 of these share provisions:

                                          APPENDIX A TO AMALGAMATION AGREEMENT
                                                                 PAGE 16 OF 18

          (i) subdivide, redivide or change the then outstanding Secure Common Shares into a greater number of Secure Common Shares; or

          (ii) reduce, combine or consolidate or change the then outstanding Secure Common Shares into a lesser number of Secure Common Shares; or

          (iii) reclassify or otherwise change the Secure Common Shares or effect an amalgamation, merger, reorganization or other transaction affecting the Secure Common Shares;

unless the same or an economically equivalent change shall simultaneously be made to, or in the rights of the holders of, the Exchangeable Shares. The Support Agreement further provides, in part, that the foregoing provisions of the Support Agreement shall not be changed without the approval of the holders of the Exchangeable Shares given in accordance with Section 10.2 of these share provisions.

11.2 Pursuant to the Voting and Exchange Trust Agreement, the holders of Exchangeable Shares (other than the Secure, its subsidiaries and Affiliates) are given certain rights to exchange their Exchangeable Shares for Secure Common Shares.

                                      ARTICLE 12

                  ACTIONS BY THE CORPORATION UNDER SUPPORT AGREEMENT
                    AND UNDER VOTING AND EXCHANGE TRUST AGREEMENT

12.1 The Corporation will take all such actions and do all such things as shall be necessary or advisable to perform and comply with and to ensure performance and compliance by Secure with all provisions of the Support Agreement and the Voting and Exchange Trust Agreement applicable to the Corporation and Secure, respectively, in accordance with the respective terms thereof including, without limitation, taking all such actions and doing all such things as shall be necessary or advisable to enforce to the fullest extent possible for the direct benefit of the Corporation and the holders of Exchangeable Shares all rights and benefits in favour of the Corporation and such holders under or pursuant to such agreements.

12.2 The Corporation shall not propose, agree to or otherwise give effect to any amendment to, or waiver or forgiveness of its rights or obligations under, the Support Agreement and the Voting and Exchange Trust Agreement without the approval of the holders of the Exchangeable Shares given in accordance wiffi Section 10.2 of these share provisions other than such amendments, waivers and/or forgiveness as may be necessary or advisable for the purposes of:

     (a) adding to the covenants of the other party or parties to such agreement of the protection of the Corporation or the holders of Exchangeable Shares thereunder; or

                                          APPENDIX A TO AMALGAMATION AGREEMENT
                                                                 PAGE 17 OF 18

     (b) making such provisions or modifications not inconsistent with such agreement as may be necessary or desirable with respect to matters or questions arising thereunder which, in the opinion of the Board of Directors, it may be expedient to make, provided that the Board of Directors shall be of the opinion, after consultation with counsel, that such provisions and modifications will not be prejudicial to the interests of the holders of the Exchangeable Shares; or

     (c) making such changes in or correction to such agreement which, on the advice of counsel to the Corporation, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provisions or clerical omission or mistake or manifest error contained therein, provided that the Board of Directors shall be of the opinion, after consultation with counsel, that such changes or corrections will not be prejudicial to the interests of the holders of the Exchangeable Shares.

                                      ARTICLE 13

                                        LEGEND

13.1 The certificates evidencing the Exchangeable Shares shall contain or have affixed thereto a legend, in form and on terms approved by the Board of Directors, with respect to the Support Agreement, the provisions of the Acquisition and Pre-Amalgamation Agreement relating to the Liquidation Call Right and the Redemption Call Right, and the Voting and Exchange Trust Agreement (including the previousness with respect to the voting rights, exchange right and automatic exchange thereunder).

                                      ARTICLE 14

                                       NOTICES

14.1 Any notice, request or other communication to be given to the Corporation by a holder of Exchangeable Shares shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by telecopy or by delivery to the registered office of the Corporation and addressed to the attention of the President. Any such notice, request or other communication, if given by mail, telecopy or delivery, shall only be deemed to have been given and received upon actual receipt thereof by the Corporation.

14.2 Any presentation and surrender by a holder of Exchangeable Shares to the Corporation or the Transfer Agent of certificates representing Exchangeable Shares in connection with the liquidation, dissolution or winding up of the Corporation or the retraction or redemption of Exchangeable Shares shall be made by registered mail (postage prepaid) or by delivery to the registered office of the Corporation or to such office of the Transfer Agent as may be specified by the Corporation, in each case addressed to the attention of the President of the Corporation. Any such presentation and surrender of certificates shall only be deemed to have been made - and

                                          APPENDIX A TO AMALGAMATION AGREEMENT
                                                                 PAGE 18 OF 18

to be effective upon actual receipt thereof by the Corporation or the Transfer Agent, as the case may be. Any such presentation and surrender of certificates made by registered mail shall be at the sole risk of the holder mailing the same.

14.3 Any notice, request or other communication to be given to a holder of Exchangeable Shares by or on behalf of the Corporation shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by delivery to the address of the holder recorded in the securities register of the Corporation or, in the event of the address of any such holder not being so recorded, then at the last known address of such holder. Any such notice, request or other communication, if given by mail, shall be deemed to have been given and received on the third Business Day following the date of mailing and, if given by delivery, shall be deemed to have been given and received on the date of delivery. Accidental failure or omission to give any notice, request or other communication to one or more holder of Exchangeable Shares shall not invalidate or otherwise alter or affect any action or proceeding to be taken by the Corporation pursuant thereto.

                   PROVISIONS ATTACHING TO CLASS A VOTING SHARES

          The Class A voting shares in the capital of the Corporation shall have attached thereto the following rights, privileges, restrictions and conditions:

DIVIDENDS

          Subject to the prior rights of the holders of any shares ranking senior to the Class A Shares with respect to priority in the payment of dividends, the holders of Class A Shares shall be entitled to receive dividends and the Corporation shall pay dividends thereon, as and when declared by the board of directors of the Corporation out of moneys properly applicable to the payment of dividends, in such amount and in such form as the board of directors may from time to time determine and all dividends which the directors may declare on the Class A Shares shall be declared and paid in equal amounts per share on all Class A Shares at the time outstanding; and, subject as aforesaid, the board of directors of the Corporation may in their discretion declare dividends on the Class A Shares without declaring dividends on any other class of shares.

DISSOLUTION

          In the event of the dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, or any other distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs, subject to the prior rights of the holders of any other shares ranking senior to the Class A Shares with respect to priority in the distribution of assets upon dissolution, liquidation or winding up, the holders of the Class A Shares shall be entitled to receive the remaining property and assets of the Corporation.

                                          APPENDIX A TO AMALGAMATION AGREEMENT
                                                                 PAGE 19 OF 18

VOTING RIGHTS

          The holders of the Class A Shares shall be entitled to receive notice of and to attend all meetings of the shareholders of the Corporation and shall have one vote for each share held at all meetings of the shareholders of the Corporation, except for meetings at which only holders of another specified class or series of shares of the Corporation are entitled to vote separately as a class or series.